SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 11, 2022

DAVE & BUSTER’S ENTERTAINMENT, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35664	35-2382255
(State of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1221 S. Belt Line Rd., Suite 500 Coppell, TX 75019
(Address of principal executive offices)

Registrant’s telephone number, including area code: (214) 357-9588

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the reporting obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 of the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $0.01 par value	PLAY	NASDAQ Stock Market LLC

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 7, 2022, Dave & Buster’s Entertainment, Inc. (the “Company”) appointed Mr. Tony Wehner as its Senior Vice President and Chief Operating Officer, effective August 1, 2022.

Mr. Wehner, 54, joined the Company through the acquisition of Main Event on June 29, 2022. He served as Chief Operating Officer of Main Event from January 2021 to July 2022. Prior that, Mr. Wehner served as Chief Executive Officer of BigShots Golf, a golf-themed eatertainment venue, from January 2020 to January 2021, and Chief Operations Officer of Bar Louie, an American gastropub restaurant chain, from June 2017 to January 2020. He also previously held various operations roles with Logan’s Roadhouse, a roadhouse theme steakhouse chain from 2016 to 2017, On the Border LLC, a Mexican grill and cantina, from 2010 to 2015, and the Chili’s Grill & Bar and On the Border restaurant brands while at Brinker International, Inc., a leading casual dining restaurant company, from 1997 to 2008.

In connection with his appointment, the Company and Mr. Wehner have entered into an employment agreement (the “Employment Agreement”) providing the following compensation terms: (i) an annualized base salary of $400,000 per year, (ii) an annual cash bonus with a target bonus of 80% of his annual salary, (iii) eligiblity to participate in the Company’s Long Term Incentive Plan (“LTIP”) with a target award equal to 120% of his base salary, and (iv) eligibility to participate in the Company’s employee benefit plans as in effect from time-to-time on the same basis as generally made available to other senior executives of the Company. Severance benefits to be received by Mr. Wehner in connection with certain terminations of employment are consistent with the Company’s existing employment agreements. Mr. Wehner will also enter into the Company’s standard officer indemnity agreement. The description of the Employment Agreement is qualified in its entirety by the terms of the Employment Agreement, a copy of which will be filed with the Company’s next Quarterly Report on Form 10-Q. and incorporated by reference herein.

The Company is not aware of any arrangement or understanding between Mr. Wehner and any other person pursuant to which he was appointed as an officer. Mr. Wehner does not have any family relationships with any of the Company’s directors or executive officers or a direct or indirect material interest in any transaction or series of similar transactions that would require disclosure under Item 404(a) of Regulation S-K.

In connection with Mr. Wehner’s appointment, Ms. Margo Manning will be leaving her role as Chief Operating Officer of the Company effective July 31, 2022 and will transition to a Senior Advisor role to support merger integration efforts through September 23, 2022. In connection with her departure, Ms. Manning will receive the separation benefits as prescribed by her employment agreement and settlement of her outstanding equity pursuant to the terms of her grant documents and the Company’s standard release agreement.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits.

104	Cover Page Interactive Data File (the Cover Page Interactive Data File is embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAVE & BUSTER’S ENTERTAINMENT, INC.

Date: July 11, 2022	By:	/s/ Robert W. Edmund
Robert W. Edmund
General Counsel, Secretary and
Senior Vice President of Human Resources